Registration No. ________________

As filed with the Securities and Exchange Commission on March 12, 2018

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

WINNAN CORP.

 (Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	98-1324138 IRS Employer Identification Number	7819 Primary Standard Industrial Classification Code Number

831 Laca St.,

Dayton, NV 89403

Tel.  (925) 420-4700

Email: winnancorp@yandex.com

 (Address and telephone number of principal executive offices)

Nevada Discount Registered Agent, Inc.

831 Laca Street

Dayton, NV 89403

Tel: (775) 782-6587

 (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

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If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer [ ]  Accelerated filer  [ ]  Non-accelerated filer [ ]  Smaller reporting company [  ] Emerging growth company [x]

Calculation Of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	8,000,000	0.02	160,000	9.96

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

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PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

WINNAN CORP.

8,000,000 SHARES OF COMMON STOCK

$0.02 PER SHARE

This is the initial offering of common stock of Winnan Corp. and no public market currently exists for the securities being offered. We are registering for sale a total of 8,000,000 shares of common stock at a fixed price of $0.02 per share to the general public in best efforts offering. We estimate our total offering registration costs to be approximately $12,000. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Dmitrii Klevchick, will attempt to sell the shares. We are making this offering without the involvement of underwriters or broker-dealers.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Klevchick will sell all the shares registered herein. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.02 per share for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 8,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 8,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Winnan Corp. is a start-up company and has recently started its operations. To date we have been involved primarily in  administrative activities. We do not have sufficient capital for operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford the loss of your investment. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 7 THROUGH 13 BEFORE BUYING ANY SHARES OF WINNAN CORP.’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED __________, 2018

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
RISK FACTORS	7
FORWARD-LOOKING STATEMENTS	13
USE OF PROCEEDS	13
DETERMINATION OF OFFERING PRICE	14
DILUTION	14
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	15
DESCRIPTION OF BUSINESS	21
LEGAL PROCEEDINGS	23
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	24
EXECUTIVE COMPENSATION	25
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	26
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	27
PLAN OF DISTRIBUTION	28
DESCRIPTION OF SECURITIES	30
INDEMNIFICATION	31
INTERESTS OF NAMED EXPERTS AND COUNSEL	31
EXPERTS	31
AVAILABLE INFORMATION	31
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	32
INDEX TO THE FINANCIAL STATEMENTS	32

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

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PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “WINNAN CORP.” REFERS TO WINNAN CORP. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

WINNAN CORP.

Winnan Corp. was incorporated in Nevada on March 22, 2016. We are an start-up company engaged in filming various events and video production. We expect our services to be demanded by common public, as well as by small or medium-sized business entities. We intend to enhance the quality of our content and develop into a filming and production studio of a full cycle being able to offer and deliver services in filming, editing and other post-production services.

We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $68,000 for the next twelve months as described in our Plan of Operations. There is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any revenue.

Being a start-up company, we have very limited operating history. If we do not generate any revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing. Our principal executive offices are located at 831 Laca St., Dayton, NV 89403. Our phone number is (925) 420-4700.

From inception (March 22, 2016) until the date of this filing, we have had limited operating activities. Our financial statements from inception (March 22, 2016) through November 30, 2017, reports no revenue and a net loss of $719. Our independent registered public accounting firm has issued an audit opinion for Winnan Corp., which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have established our Company, developed our business plan, developed business-model of our company and have been looking for the potential clients.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

Proceeds from this offering are required for us to proceed with your business plan over the next twelve months. We require minimum funding of approximately $68,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of approximately $68,000, our business may fail. Since we are presently in the start-up of our business, we can provide no assurance that we will successfully sell any products or services related to our planned activities.

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THE OFFERING

The Issuer:	Winnan Corp.
Securities Being Offered:	8,000,000 shares of common stock.
Price Per Share:	$0.02
Duration of the Offering:

The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 8,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 8,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds	If 50% of the shares sold - $80,000 If 75% of the shares sold - $120,000 If 100% of the shares sold - $160,000
Securities Issued and Outstanding:

There are 8,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Dmitrii Klevchick.

If we are successful at selling all the shares in this offering, we will have 16,000,000 shares issued and outstanding.

Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $12,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

There is no assurance that we will raise the full $160,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from March 22, 2016 (Inception) to November 30, 2016 and the year ended November 30, 2017:

Financial Summary	November 30, 2016 ($) (Audited)	November 30, 2017 ($) (Audited)
Cash	8,085	5,585
Total Assets	8,085	16,585
Total Liabilities	1,045	10,264
Total Stockholder’s Equity	7,040	6,321

Statement of Operations	Accumulated From March 22, 2016 (Inception) to November 30, 2016 (Audited)	Year End November 30, 2017 ($) (Audited)
Total Expenses	960	719
Net Loss for the Period	(960)	(719)

RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED. THE TRADING PRICE OF OUR COMMON STOCK, WHEN AND IF WE TRADE AT A LATER DATE, COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS RELATED TO OUR BUSINESS

BECAUSE OUR AUDITORS HAVE RAISED A GOING CONCERN, THERE IS A SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

WE MAY CONTINUE TO LOSE MONEY, AND IF WE DO NOT ACHIEVE PROFITABILITY, WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS.

We are company with limited operations, have incurred expenses and have losses. In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. We expect our operating expenses to increase as a result of our planned expansion. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some beyond our control, including regulatory actions, market acceptance of our products and services, new products and service introductions, and competition.

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WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to complete our intended operations. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of November 30, 2017, we had cash in the amount of $5,585 and liabilities of $10,264. As of this date, we have no income and just recently started our operation. The proceeds of this offering may not be sufficient for us to achieve revenues and profitable operations. We need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

We require minimum funding of approximately $68,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Dmitrii Klevchick, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Mr. Klevchick has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing. If we do not generate any revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

WE ARE A START-UP COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on March 22, 2016 and to date have been involved primarily in organizational activities. We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE HAVE LIMITED SALES AND MARKETING EXPERIENCE, WHICH INCREASES THE RISK THAT OUR BUSINESS WILL FAIL.

We have no experience in the marketing of video production services and have only nominal sales and marketing experience. Our future success will depend, among other factors, upon whether our services can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that our services will gain wide acceptance in its targeted markets or that we will be able to effectively market our services.

WE ARE IN A COMPETITIVE MARKET WHICH COULD IMPACT OUR ABILITY TO GAIN MARKET SHARE WHICH COULD HARM OUR FINANCIAL PERFORMANCE.

The business of niche of video production services is very competitive. Barriers to entry are relatively low, and we face competitive pressures from companies anxious to join this niche. There are a number of successful video production services operated by proven companies that offer similar niche services, which may prevent us from gaining enough market share to become successful.  These competitors have existing customers that may form a large part of our targeted client base, and such clients may be hesitant to switch over from already established competitors to our service.

SOME OF OUR COMPETITORS MAY BE ABLE TO USE THEIR FINANCIAL STRENGTH TO DOMINATE THE MARKET, WHICH MAY AFFECT OUR ABILITY TO GENERATE REVENUES.

Some of our competitors may be much larger companies than us and very well capitalized. They could choose to use their greater resources to finance their continued participation and penetration of this market, which may impede our ability to generate sufficient revenue to cover our costs. Their better financial resources could allow them to significantly out spend us on research and development, as well as marketing and production. We might not be able to maintain our ability to compete in this circumstance.

WE CANNOT GUARANTEE FUTURE CUSTOMERS. EVEN IF WE OBTAIN CUSTOMERS, THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO GENERATE A PROFIT. IF THAT OCCURS WE WILL HAVE TO CEASE OPERATIONS.

We have not identified any customers and we cannot guarantee that we will be able to attract future customers. Even if we obtain new customers for our service, there is no guarantee that we will make a profit. If we are unable to attract enough customers to operate profitably, we will have to suspend or cease operations.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT NUMBER OF CUSTOMERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

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BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN MORE THAN 50% OF OUR OUTSTANDING COMMON STOCK, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Mr. Klevchick, our sole officer and director, will own more than 50% of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. Mr. Klevchick may be able to influence the authorization of additional stocks. The issuance of common stock may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock. The interests of Mr. Klevchick may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

WE DEPEND TO A SIGNIFICANT EXTENT ON CERTAIN KEY PERSON, THE LOSS OF WHOM MAY MATERIALLY AND ADVERSELY AFFECT OUR COMPANY.

Currently, we have only one employee who is also our sole officer and director. We depend entirely on Dmitrii Klevchick for all of our operations. The loss of Mr. Klevchick would have a substantial negative effect on our company and may cause our business to fail. Mr. Klevchick has not been compensated for his services since our incorporation, and it is highly unlikely that he will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Mr. Klevchick’s services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our officer and director. We do not anticipate entering into employment agreements with him or acquiring key man insurance in the foreseeable future.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS. THIS ACTIVITY COULD PREVENT US FROM ATTRACTING ENOUGH CUSTOMERS AND RESULT IN A LACK OF REVENUES WHICH MAY CAUSE US TO CEASE OPERATIONS.

Dmitrii Klevchick, our sole officer and director will only be devoting limited time to our operations. He will be devoting approximately 30 hours a week to our operations. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

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OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Dmitrii Klevchick, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

OUR EXECUTIVE OFFICERS DO NOT RESIDE IN THE UNITED STATES. THE U.S. STOCKHOLDERS WOULD FACE DIFFICULTY IN EFFECTING SERVICE OF PROCESS AGAINST OUR OFFICERS.

Our executive officers do not reside in the United States. The U.S. stockholders would face difficulty in:

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effecting service of process within the United States on our officers;

•

enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the officers;

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enforcing judgments of U.S. courts based on civil liability provisions of the U.S. federal securities laws in foreign courts against our officers; and

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bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against our officers.

WE ARE AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

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have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

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provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

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comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

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submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

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disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

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In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

RISKS ASSOCIATED WITH THIS OFFERING

BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective financial criteria. Additionally, as the Company was formed on March 22, 2016, and has only a limited operating history with no earnings, the price of the offered shares is not based on its past earnings, and no investment banker, appraiser, or other independent third party, has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in receiving the proceeds in the amount of $160,000 from this offering, we may have to seek alternative financing to implement our business plan.

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THE REGULATION OF PENNY STOCKS BY THE SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF THE COMPANY'S SECURITIES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $8,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

OUR PRESIDENT, MR. KLEVCHICK DOES NOT HAVE ANY PRIOR EXPERIENCE OFFERING AND SELLING SECURITIES , AND OUR OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Mr. Klevchick does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Winnan Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

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WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $12,000 which will be paid from offering proceeds. If the offering proceeds are less than registration cost, we will have to utilize funds from Dmitrii Klevchick, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. Mr. Klevchick’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We will voluntarily continue reporting in the absence of an SEC reporting obligation. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

THE COMPANY'S INVESTORS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

Our Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 8,000,000 shares are currently issued and outstanding. If we sell the 8,000,000 shares being offered in this offering, we would have 16,000,000 shares issued and outstanding. As discussed in the “Dilution” section below, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02.

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The following table sets forth the uses of proceeds assuming the sale of 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $160,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

Description	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees
Gross proceeds	$80,000	$120,000	$160,000
Offering expenses	$12,000	$12,000	$12,000
Net proceeds	$68,000	$108,000	$148,000
Office and Equipment	$10,000	$15,000	$20,000
Website	$15,000	$20,000	$30,000
Marketing	$18,000	$30,000	$45,000
Employees	$15,000	$33,000	$43,000
SEC reporting and compliance	$10,000	$10,000	$10,000

The above figures represent only estimated costs. The estimated cost of this registration statement is $12,000 which will be paid from offering proceeds. If the offering proceeds are less than registration costs, Dmitrii Klevchick, our president and director, has verbally agreed to loan the Company funds to complete the registration process. Mr. Klevchick’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. Mr. Klevchick will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Klevchick. Mr. Klevchick will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

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The historical net tangible book value as of November 30, 2017 was $6,321 or approximately $0.0008 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of November 30, 2017.

Percent of Shares Sold from Maximum Offering Available	50%	75%	100%
Offering price per share	$0.02	$0.02	$0.02
Post offering net tangible book value	$74,321	$114,321	$154,321
Post offering net tangible book value per share	0.0062	0.0082	0.0096
Pre-offering net tangible book value per share	0.0008	0.0008	0.0008
Increase (Decrease) in net tangible book value per share after offering	0.0054	0.0074	0.0088
Dilution per share	0.0138	0.0118	0.0104
% dilution	69%	59%	52%
Capital contribution by purchasers of shares	$80,000	$120,000	$160,000
Capital Contribution by existing stockholders	$8,000	$8,000	$8,000
Percentage capital contributions by purchasers of shares	90.91%	93.75%	95.24%
Percentage capital contributions by existing stockholders	9.09%	6.25%	4.76%
Gross offering proceeds	$80,000	$120,000	$160,000
Anticipated net offering proceeds	$68,000	$108,000	$148,000
Number of shares after offering held by public investors	4,000,000	6,000,000	8,000,000
Total shares issued and outstanding	12,000,000	14,000,000	16,000,000
Purchasers of shares percentage of ownership after offering	33.33%	42.86%	50.00%
Existing stockholders percentage of ownership after offering	66.67%	57.14%	50.00%

The following table sets forth as of November 30, 2017, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.02 per share of common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

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We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Our cash balance was $5,585 as of November 30, 2017. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Dmitrii Klevchick, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. As of November 30, 2017, Mr. Klevchick has advanced to us $1,764. Mr. Klevchick, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve month period, we require a minimum of $68,000 of funding from this offering. Being a start-up company, we have very limited operating history we do not currently have any arrangements for additional financing. Our principal executive offices are located at 831 Laca St., Dayton, NV 89403. Our phone number is (925) 420-4700.

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We are a start-up company and we have generated no revenue to date. To date, we have established our Company, developed our business plan, developed business-model of our services and have been looking for the potential clients. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing. If we do not generate any revenue we may need a minimum of $10,000 of additional funding at the end of the twelve month period described in our “Plan of Operation” below to maintain a reporting status.

Our independent registered public accountant has included an emphasis of matter paragraph in the opinion regarding substantial doubt of the Company’s ability to continue as a going concern. The Company’s financial statements as of November 30, 2017 been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has accumulated loss from inception (March 22, 2016) to November 30, 2017 of $1,679. These factors among others raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time.

To meet our need for cash we are attempting to raise money from this offering. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $160,000 from this offering, we may need more funds for ongoing business operations after the first year, and would have to obtain additional funding.

PLAN OF OPERATION

We were incorporated in the State of Nevada on March 22, 2016. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are a startup company that has not generated any revenue and just recently started our operations. If we are unable to successfully find clients who will use our service, we may quickly use up the proceeds from this offering.

We are an startup company engaged in filming various events and video production. We expect our services to be demanded by common public, as well as by small or medium-sized business entities. We intend to enhance the quality of our content and develop into a filming and production studio of a full cycle being able to offer and deliver services in filming, editing and other post-production services.

We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees.

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We expect to complete our public offering within 240 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably sell our services. If we are unable to obtain minimum funding of approximately $68,000 (If 50% of the shares sold), our business may fail and we will search for additional cash resources.

Our plan of operations following the completion is as follows:

Period and Costs Range	Description
0-3 months Office and Equipment $10,000–20,000

At the current stage our company might not need a large office. Our director is likely to use his own private premises to be his office. There he can store the filming tools, perform basic editing, make calls and do all the office work for which he also needs a computer, a printer and a phone. Instead of expensive audio recording gear we plan to use applications for iPad that can be obtained directly from the Apple App Store. We expect the director to be engaged mostly in filming, attracting the third parties to edit the material and to do all the necessary post-production work. We estimate that money collected after we sell 50% shares might cover most expenses.

If we manage to sell 75% of shares we might collect money to perform at the professional level, for which our company is likely to require better camera lenses or lense systems and additional light units, a basic sound recorder with a lavalier microphone and headphones for the camera man. But we expect to run out of funds before making sufficient profit, as the business grows.

To have the ability to grow without risk of ceizing the operations we need to sell 100% of shares. This sum of money will give us a possibility to diversify our production abilities as we plan to purchase more filming gear, such as different kinds of cameras - steadicams, go-pro cameras, quadcopter with cameras for them and monitor units for the cameras. As well as all the above we may purchase sound recording kits, such as directional microphones, lavalier microphones, audio recorders and windshields for the microphones. In order to perform post-production services we might require computers with video editing software such as Adobe Premiere, Nuke, Lightworks or similar to substitute the mentioned ones, as well as audio editing software such as Adobe Audition or Cubase or similar to meet the needs of the processing.

We also expect that some tasks will require additional VFX packages we might have to purchase separately, ranging from $500 to $2,000 and more per package.

At this stage we expect more employees involved in the working process, so the studio might require larger spaces divided into an office space, where we also plan to establish customers zone, filming studio - where we plan to shoot youtubers and other videos, a sound recording studio - to voice the videos we produce, and a video editing lab - where all the post-production work is performed.

As our needs might change with the business growth, we might think of obtaining a van to transport the filming gear to the shooting ground.

3-6 months Website $15,000-30,000

At the startup stage we plan represent ourselves as well as to interact with our potential customers via social web pages where we intend to post our media content or samples of videos. To produce the media content for the social web pages and maintain the advertising campaign we might require at least 50% of shares sold.

When the company decides to obtain a web site, we need to sell at least 75% of shares to collect the money which are likely to be spent on skillful designers to give the website a professional look. We also might hire a person or a company to maintain the webpage (update it, tweak it if necessary). As it is a continuous job we expect to have lack of funds in short terms of time. So to continue operating duly, we need to sell all 100% of shares. This will let us also to cover the following expenses: website maintenance, rent of a server to store the website, purchase of additional storage space when the media volume exceeds the previous storage space, pay for the server maintenance.

4-12 months Marketing $18,000-45,000

In case we manage to sell 50% of shares we are likely to invest into social network promotion first, on Facebook, Youtube and Vimeo, where we can get into focus of our potential clients. We choose the social networks because the marketing tools they provide can help to monitor followers activity, preferences of the posted content and how often they share it. So we may be able to track the results of the advertising campaign by ourselves.

If we manage to sell 75% of shares we plan to attract a marketologist or a professional content writer to tweak our advertising campaign in order to enlarge the audience.

In order to invest in SEO and attract top bloggers to advertise for us, we expect to sell all 100% of shares and collect the sufficient sum.

6-12 months Employees $15,000-43,000

If we manage to sell only 50% of shares, we expect that most jobs will be performed solely by our director. We believe this qualification is sufficient to produce high-quality media content. Depending on the details of customers’ order, the director might employ the third parties to perform post-production work.

If we manage to sell 75% of shares we plant to employ a director’s assistant with education in media production, who will assist in office job and filming, or post production work. But this sum is not sufficient in case the company decides to obtain a web domain, because the we are likely to employ the third parties to design the web page and maintain it later.

Thus, we believe that if we sell 100% of shares we will be able to hire enough staff and attract third parties to work for us. As the company grows turning into a studio of a full cycle, we might hire more employees, such as video editors, VFX designers and motion artists, as well as additional cameramen and office managers to work with contracts and look for potentially beneficial deals.

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Estimated Expenses for the Next Twelve Month Period

   The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees
Gross proceeds	$80,000	$120,000	$160,000
Offering expenses	$12,000	$12,000	$12,000
Net proceeds	$68,000	$108,000	$148,000
Office and Equipment	$10,000	$15,000	$20,000
Website	$15,000	$20,000	$30,000
Marketing	$18,000	$30,000	$45,000
Employees	$15,000	$33,000	$43,000
SEC reporting and compliance	$10,000	$10,000	$10,000

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in the start-up stage of operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Results of operations

From Inception on March 22, 2016 to November 30, 2016

During the period we incorporated the company, we prepared a business plan. Our loss since inception is $960. We have just established the Company and prepared the business plan.

From Inception on March 22, 2016 to November 30, 2017

During the period we incorporated the company, we prepared a business plan. Our loss since inception is $719. We have just recently started our business operations, however, we will not start significant operations until we have completed this offering.

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LIQUIDITY AND CAPITAL RESOURCES

As of November 30, 2016, the Company had $8,085 cash and our liabilities were $1,045, comprising $1,045 owed to Dmitrii Klevchick, our sole officer and director.

As of November 30, 2017, the Company had $5,585 cash and our liabilities were $10,264, comprising $1,764 owed to Dmitrii Klevchick, our sole officer and director. As of November 30, 2017 our cash balance was $5,585. The available capital reserves of the Company are not sufficient for the Company to remain operational. We require minimum funding of approximately $68,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC.

Since inception, we have sold 8,000,000 shares of common stocks to our sole officer and director, at a price of $0.001 per share, for net proceeds of $8,000.

We are attempting to raise funds to proceed with our plan of operations. We will have to utilize funds from Dmitrii Klevchick, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process if offering proceeds are less than registration costs. However, Mr. Klevchick has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Mr. Klevchick’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. To proceed with our operations within 12 months, we need a minimum of $68,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 month financial requirements. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operations. In the long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

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Should the Company fail to raise a minimum of $68,000 under this offering the Company would be forced to scale back or abandon the implementation of its 12-month plan of operations.

DESCRIPTION OF BUSINESS

We are a startup company engaged in filming various events and video production. We expect our services to be demanded by common public, as well as by small or medium-sized business entities. We intend to enhance the quality of our content and develop into a filming and production studio of a full cycle being able to offer and deliver services in filming, editing and other post-production services. We plan to offer our services worldwide.

Our principal office address is located at 831 Laca St., Dayton, NV 89403. Our telephone number is (925) 420-4700. Our plan of operation is forward-looking and there is no assurance that we will ever reach profitable operations. We are a start-up company and have not earned any revenue. It is likely that we will not be able to achieve profitability and would be forced to cease operations due to the lack of funding. We were incorporated in Nevada on March 22, 2016. To date, we have developed our and business plan and business-model of our video production.

Business Idea

We are a startup company currently engaged in video production, mainly specializing in shooting of different events, which may be split in three main kinds.

We may provide filming at small events such as, weddings parties and birthday parties for private customers.

We also may provide services of shooting big events such as, official events in schools or companies. For the companies we also may shoot and edit a corporate film devoted to a particular event in the company or a video of any other kind depending on the order.

We can film concerts of various bands, music videos for those bands or local festivals or stage performance of a particular band on those festivals.

A typical package includes: shooting and editing, color enhancing and adding a musical background if needed. For instance, customers who order to shoot a “love-story” film for a wedding video may order this particular package. Our other services are offered as additional options. Depending on the needs of the customer, they may purchase additional services such as, basic subtitles or branded subtitles, basic video effects (VFX), sound enhancing. The variety and content of our packages may change as the business develops.

As business grows, we plan to focus on media content production for which we plan attract videobloggers shooting media content for them, which they later will post on the popular services such as YouTube, for instance. We expect to attract customers after being credited by the bloggers in their videos. We plan to continue filming of the family events for income purposes. Once we function as a studio, we will be able to offer different kinds of quality and elaborateness depending on the price of the package. As the business develops we also might try other offers such as, shooting and editing of music videos for bands, shooting and editing of TV commercial bumpers or other media related videos.

As we expect to hire a qualified personnel, we might think of workshops conducted by our employees for the amateur people willing to receive education in filming industry, or engaged in video production.

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Clients

We expect our customers to be private persons, ordering to film their family events or video bloggers searching a third party to shoot a media content for them. We also expect different businesses to be interested in our services such as, corporate movies, for instance. When the business expands into a production studio we expect customers willing to lease the filming gear as well or willing to hire us as a third party to perform post-production processing.

Marketing and advertising

We expect to grow into a video production studio of a full cycle through several stages: filming of events then partnering with video bloggers and filming media content for them, following the next marketing strategy.

In our marketing campaign, first we plan to rely on social networks and services. We intend to post samples of our works for the potential customers to see. Social networks have “share” option which, we believe, can help us to get into the focus of our potential customers. As our followers and subscribers might turn into our customers or they might share our works, as well as contacts, with the ones who might purchase our services later.

We also plan to register a domain name for the website of our studio, where all our potential customers will be redirected to from our social web pages. We also plan to sell advertising space on the website.

We plan to make contracts with video bloggers for filming their videos and offering them additional services such as VFX or editing, color enhancing or other services available at the time of offer.

We also plan to establish a YouTube channel for both demonstration purposes and to monetize the viewing under the YouTube partner program once we reach necessary threshold of audience subscribed to our studio channel. With large audience, we are likely to turn to popular video bloggers with offers of collaboration or partnering. For our own part we may offer beneficial conditions for filming and post-production processing. With top bloggers on our channel we expect growth of the followers which may result both in more beneficial monetization and growing number of potential clients.

We also plan to invest in SEO - Search Engine Optimization - a tool which tweaks Google, Bing and Yandex which result is to be shown at the top of the search inquiries. By employing this tool we expect growth of engaged customers.

We are the company that constantly seeks for the customers and opportunities that we may offer them.

Competition

We expect to occupy a certain niche - media content production and our versatility to be our competitive advantage.

Revenue

We expect to receive income from several sources such as:

- directly from the customers, who order to film an even or a piece of media content;

- from selling advertising slots on our website;

- monetizing our YouTube channel;

- from advertising on our social web pages;

- from leasing our filming and sound gear.

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Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees; Identification of Certain Significant Employees.

We are a start-up company and currently have one employee - our president and director, Dmitrii Klevchick. We intend to hire employees on an as needed basis.

Offices

Our business office is located at 831 Laca St., Dayton, NV 89403. This is the office address provided by our registered agent. Our phone number is (925) 420-4700. Our telephone number is (925) 420-4700.

Government Regulation

We will be required to comply with all regulations, rules, and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

LEGAL PROCEEDINGS

During the past ten years, none of the following occurred with respect to the President of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position
Dmitrii Klevchick 831 Laca St., Dayton, NV 89403	32	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Dmitrii Klevchick has acted as our President, Treasurer, Secretary and sole Director since we incorporated on March 22, 2016. Mr. Klevchick graduated from Baikal State University in 2008. Since 2008 till 2010 he worked as videographer in Vesti Channel (Bratsk, Russia). Since 2011 till 2013, he worked in CIC Video Production (Beijing, China). Since 2014 Mr. Klevchick has been working as freelance videographer and video editor. We believe that Mr. Klevchick’s specific experience, qualifications and skills will enable to develop our business.

During the past ten years, Mr. Klevchick has not been the subject to any of the following events:

1.

Any bankruptcy petition filed by or against any business of which Mr. Klevchick was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3.

An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Klevchick’s involvement in any type of business, securities or banking activities.

4.

Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.

Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.

Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.

Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.

Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

1.

Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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TERM OF OFFICE

Our Director is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our Board of Directors is currently composed of one member, Dmitrii Klevchick, who does not qualify as an independent director. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Had our Board of Directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on March 22, 2016 until November 30, 2017:

Summary Compensation Table

Name and Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Dmitrii Klevchick, President, Secretary and Treasurer	March 22, 2016 to November 30, 2017	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

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There are no current employment agreements between the Company and its Officer.

Mr. Klevchick currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation for the period From Inception (March 22, 2016) to November 30, 2017:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Dmitrii Klevchick	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Dmitrii Klevchick will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

Other than Mr. Klevchick’ purchase of founders shares from the Company as stated below, there is nothing of value (including money, property, contracts, options or rights of any kind), received or to be received, by Mr. Klevchick, directly or indirectly, from the Company.

On October 11, 2016, we issued a total of 8,000,000 shares of restricted common stock to Dmitrii Klevchick, our sole officer and director in consideration of $8,000. Further, Mr. Klevchick has advanced funds to us. As of November 30, 2017, Mr. Klevchick has advanced to us $1,764. Mr. Klevchick will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Klevchick. Mr. Klevchick will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Klevchick does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Klevchick or the repayment of the funds to Mr. Klevchick. The entire transaction was oral. We have a verbal agreement with Mr. Klevchick that, if necessary, he will loan the company funds to complete the registration process. Mr. Klevchick has also sold to the Company the equipment for video production for $11,000.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of November 30, 2017 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of class
Common Stock	Dmitrii Klevchick 831 Laca St., Dayton, NV 89403	8,000,000 shares of common stock (direct)	100

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of November 30, 2017, there were 8,000,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 8,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

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PLAN OF DISTRIBUTION

We are registering 8,000,000 shares of our common stock for sale at the price of $0.02 per share.

This is a self-underwritten offering, and Mr. Klevchick, our sole officer and director, will sell the shares directly to family, friends, business associates and acquaintances, with no commission or other remuneration payable to him for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Mr. Klevchick will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1.

Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2.

Our sole officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.

Our sole officer and director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

4.

Our sole officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) he is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our sole officer and director does not intend to purchase any shares in this offering.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

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Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

-

execute and deliver a subscription agreement; and

-

deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Winnan Corp.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

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DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of November 30, 2017, there were 8,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Dmitrii Klevchick owns all 8,000,000 shares of our common stock currently issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Winnan Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

FRUCI & ASSOCIATES II, PLLC, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. FRUCI & ASSOCIATES II, PLLC has presented its report with respect to our audited financial statements.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

 FINANCIAL STATEMENTS

Our fiscal year end is November 30, 2017. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by FRUCI & ASSOCIATES II, PLLC.

Our financial statements from inception to November 30, 2017, immediately follow:

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Winnan Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Winnan Corp. (“the Company”) as of November 30, 2017 and 2016, and the related statements of operations, stockholder’s equity, and cash flows for the year ended November 30, 2017 and the period from March 22, 2016 (inception) to November 30, 2016, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of November 30, 2017 and 2016, and the results of its operations and its cash flows for the periods then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Consideration of the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has not established an ongoing source of revenue sufficient to cover its operating costs. This factor raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Fruci & Associates II, PLLC

We have served as the Company’s auditor since 2017.

Spokane, Washington

March 6, 2018

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WINNAN CORP. BALANCE SHEETS (AUDITED)
	NOVEMBER 30, 2017	NOVEMBER 30, 2016
ASSETS
Current Assets
Cash	$ 5,585	$ 8,085
Total current assets	5,585	8,085
Capital assets
Equipment	11,000	-
Total capital assets	11,000	-
Total Assets	$ 16,585	$ 8,085

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities
Loan from related parties	$ 1,764	$ 1,045
Accounts payable	8,500	-
Total current liabilities	10,264	1,045
Total Liabilities	10,264	1,045

Commitments and Contingencies	-	-

Stockholder’s Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
8,000,000 shares issued and outstanding	8,000	8,000
Accumulated Deficit	(1,679)	(960)
Total Stockholder’s equity	6,321	7,040

Total Liabilities and Stockholder’s equity	$ 16,585	$ 8,085

The accompanying notes are an integral part of these financial statements.

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WINNAN CORP. STATEMENTS OF OPERATIONS (AUDITED)
	For the year ended November 30, 2017	For the period from Inception (March 22, 2016) to November 30, 2016
Operating expenses
General and administrative expenses	$ 719	$ 960
Net loss from operations	(719)	(960)
Loss before provision for income taxes	(719)	(960)
Provision for income taxes	-	-
Net income (loss)	$ (719)	$ (960)
Income (loss) per common share: Basic and Diluted	$ (0.00)	$ (0.00)
Weighted Average Number of Common Shares Outstanding: Basic and Diluted	8,000,000	1,732,284

The accompanying notes are an integral part of these financial statements.

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WINNAN CORP. STATEMENT OF STOCKHOLDER’S EQUITY FOR THE PERIOD FROM INCEPTION (MARCH 22, 2016) to NOVEMBER 30, 2017 (AUDITED)
	Number of Common Shares	Amount	Deficit accumulated	Total
Balance at March 22, 2016, Inception	-	$ -	$ -	$ -
Shares issued at $0.001	8,000,000	8,000	-	8,000
Net income (loss) for the year	-	-	(960)	(960)
Balances as of November 30, 2016	8,000,000	8,000	$ (960)	$ 7,040
Net income (loss) for the year	-	-	(719)	(719)
Balances as of November 30, 2017	8,000,000	$ 8,000	$ (1,679)	$ 6,321

The accompanying notes are an integral part of these financial statements.

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WINNAN CORP. STATEMENTS OF CASH FLOWS (AUDITED)
	For the year ended November 30, 2017	For the period from Inception (March 22, 2016) to November 30, 2016
Cash flows from Operating Activities
Net loss	$ (719)	$ (960)
Accounts payable	8,500	-
Net cash provided by (used in) operating activities	7,781	(960)
Cash flows from Investing Activities
Purchase of fixed assets	$ (11,000)	$ -
Net cash used in investing activities	(11,000)	-
Cash flows from Financing Activities
Proceeds from sale of common stock	-	8,000
Proceeds of loan from shareholder	719	1,045
Net cash provided by financing activities	719	9,045
Net increase (decrease) in cash and equivalents	(2,500)	8,085
Cash and equivalents at beginning of the period	8,085	-
Cash and equivalents at end of the period	$ 5,585	$ 8,085
Supplemental cash flow information:
Cash paid for:
Interest	$ -	$ -
Taxes	$ -	$ -
Non-cash activities:
Accounts Payble for Equipment	$ 8,500	$ -

The accompanying notes are an integral part of these financial statements.

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WINNAN CORP.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (MARCH 22, 2016) TO NOVEMBER 30, 2017

(AUDITED)

NOTE 1 – ORGANIZATION AND BUSINESS

WINNAN CORP. (the “Company”) is a corporation established under the corporation laws in the State of Nevada on March 22, 2016. We are a startup company engaged in filming various events and video production. Our services to be demanded by common public, as well as by small or medium-sized business entities. We intend to enhance the quality of our content and develop into a filming and production studio of a full cycle being able to offer and deliver services in filming, editing and other post-production services.

NOTE 2 – GOING CONCERN

The Company’s financial statements as of November 30, 2017 been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has accumulated loss from inception (March 22, 2016) to November 30, 2017 of $1,679. These factors among others raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company has adopted November 30 as its fiscal year end.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At November 30, 2017 the Company's bank deposits did not exceed the insured amounts.

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Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Stock-Based Compensation

As of November 30, 2017, the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Revenue Recognition

The Company follows the guidance of the Accounting Standards Codification (“ASC”) Topic 605, Revenue Recognition. We record revenue when persuasive evidence of an arrangement exists, the services have been provided, the price to the customer is fixed or determinable and collectability of the revenue is reasonably assured.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Basic Income (Loss) Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. There were no dilutive shares outstanding at November 30, 2017 and 2016.

Property and Equipment

Property and equipment are stated at cost and depreciated on the straight-line method over the estimated life of the asset, which is 3 years.

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New Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

NOTE 4 – CAPTIAL STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $0.001 per share.

On September 9, 2016, the Company issued 1,000,000 shares of its common stock at $0.001 per share for total proceeds of $1,000. On October 11, 2016, the Company issued 7,000,000 shares of its common stock at $0.001 per share for total proceeds of $7,000.

As of November 30, 2017 and 2016, the Company had 8,000,000 shares issued and outstanding.

NOTE 5 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

Since March 22, 2016 (Inception) through November 30, 2017, the Company’s sole officer and director loaned the Company $1,764 to pay for incorporation costs and operating expenses.  As of November 30, 2017, the amount outstanding was $1,764. The loan is non-interest bearing, due upon demand and unsecured. The Company’s sole officer and directorsold an equipment to the Company (read Note 6).

NOTE 6. EQUIPMENT

On July 25, 2017 the Company purchased video production equipment (video cameras, lenses, quadcopter, tripod) from Director for $11,000. The equipment was new and was valued according to the originally purchased price. On July 26, 2017, the Company made a first payment in the amount of $2,500 for this equipment. As of November 30, 2017 the Company had $8,500 in accounts payable for purchased equipment payable to Director.

As of November 30, 2017, there was no depreciation on the equipment due to assets not yet placed in service.

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NOTE 7. INCOME TAXES

The reconciliation of income tax benefit at the U.S. statutory rate of 34% for the period from inception to November 30, 2016 and for the year ended November 30, 2017 to the company’s deferred  tax asset is as follows:

	November 30, 2017	November 30, 2016
Tax benefit at U.S. statutory rate	$ 570	$ 326
Valuation allowance	(570)	(326)
Total	-	-

The Company has approximately $1,679 of net operating losses (“NOL”) carried forward to offset taxable income, if any, in future years which expire in fiscal 2037. The change in valuation allowances was $244 and $326 for the periods ended November 30, 2017 and 2016. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 8. SUBSEQUENT EVENTS

The Company has analyzed its operations subsequent to November 30, 2017 to March 7, 2018 the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

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PROSPECTUS

8,000,000 SHARES OF COMMON STOCK

WINNAN CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$9.96
Auditor Fees and Expenses	$4,000.00
Legal Fees and Expenses	$5,000.00
EDGAR fees	$1,000.00
Transfer Agent Fees	$2,000.00
TOTAL	$12,009.96

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Winnan Corp.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Winnan Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Dmitrii Klevchick 831 Laca St., Dayton, NV 89403	October 11, 2016	8,000,000	$8,000.00

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

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ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Counsel*
23.1	Consent of FRUCI & ASSOCIATES II, PLLC
23.2	Counsel*

* To be filed

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1)

To file, during any period in which offers or sales of securities are being made, a post-    effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Las Vegas, Nevada, on March 12, 2018.

WINNAN CORP.

By:	/s/	Dmitrii Klevchick
	Name:	Dmitrii Klevchick
	Title:	President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Dmitrii Klevchick
Dmitrii Klevchick	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	March 12, 2018

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